   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1998

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             FORT JAMES CORPORATION
             (Exact name of registrant as specified in its charter)

     COMMONWEALTH OF VIRGINIA               54-0848173
   (State or other jurisdiction          (I.R.S. employer
of incorporation or organization)     identification number)

                            ------------------------
                    75 TRI-STATE INTERNATIONAL OFFICE CENTER
                               SUITES 100 AND 175
                          LINCOLNSHIRE, ILLINOIS 60069
                                 (847) 317-5000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         CLIFFORD A. CUTCHINS, IV, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             FORT JAMES CORPORATION
                    75 TRI-STATE INTERNATIONAL OFFICE CENTER
                               SUITES 100 AND 175
                          LINCOLNSHIRE, ILLINOIS 60069
                                 (847) 317-5000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                WITH A COPY TO:

MARSHALL H. EARL, JR., ESQ.       PATRICIA A. VLAHAKIS, ESQ.       FAITH D. GROSSNICKLE, ESQ.
  MCGUIRE, WOODS, BATTLE &      WACHTELL, LIPTON, ROSEN & KATZ         SHEARMAN & STERLING
         BOOTHE LLP                   51 WEST 52ND STREET             599 LEXINGTON AVENUE
      ONE JAMES CENTER             NEW YORK, NEW YORK 10019         NEW YORK, NEW YORK 10022
    901 EAST CARY STREET                (212) 403-1206                   (212) 848-4000
  RICHMOND, VIRGINIA 23219
       (804) 775-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [x] 333-45519

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                       CALCULATION OF REGISTRATION FEE
==========================================================================================================

    TITLE OF EACH CLASS OF                                    PROPOSED MAXIMUM          PROPOSED MAXIMUM
        SECURITIES TO                 AMOUNT TO BE             OFFERING PRICE           AGGREGATE OFFER-
       BE REGISTERED(1)              REGISTERED(2)              PER SHARE(2)              ING PRICE(2)
------------------------------------------------------------------------------------------------------------
Common Stock,
  $.10 par value............          2,166,237                   $43 3/16                $93,554,361
============================================================================================================
    TITLE OF EACH CLASS OF
        SECURITIES TO                  AMOUNT OF
       BE REGISTERED(1)           REGISTRATION FEE(2)
Common Stock,
  $.10 par value............            $27,599
===========================================================================================================


(1) Includes one attached preferred share purchase right per share of Common Stock. Prior to the occurrence of certain events, the preferred share purchase rights will not be exercisable and will not be evidenced separately from the Common Stock.
(2) Based on the offering price.

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
                                EXPLANATORY NOTE

    This registration statement is being filed pursuant to Rule 462 (b) ("Rule 462 (b)") under the Securities Act of 1933, as amended ("Securities Act"), and includes the registration statement facing page, this page, the signature page, an exhibit index, a legal opinion and related consent and accountants' consents. Pursuant to Rule 462 (b), the contents of the Registration Statement on Form S-3 (File No. 333-45519) of Fort James Corporation, including the exhibits thereto, are incorporated by reference into this registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Fort James Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, as of February 12, 1998.

                                        FORT JAMES CORPORATION

                                        By:  /s/ MILES L. MARSH
                                           ---------------------


                                                 MILES L. MARSH
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     Know All Men and Women By These Presents that each individual whose signature appears below constitutes and appoints Ernst A. Haberli, Clifford A. Cutchins, IV and R. Michael Lempke, and each of them, such individual's true and lawful attorneys-in-fact and agents with full power of substitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of February 12, 1998, in the capacities indicated.


                      SIGNATURE                                                       TITLE
------------------------------------------------------  ------------------------------------------------------------------
           /s/      MILES L. MARSH                      Chairman of the Board, Chief Executive Officer and Director
------------------------------------------------------    (Principal Executive Officer)
                    MILES L. MARSH
          /s/     MICHAEL T. RIORDAN                    President and Chief Operating Officer and Director
------------------------------------------------------
                  MICHAEL T. RIORDAN
          /s/      ERNST A. HABERLI                     Executive Vice President and Chief Financial Officer (Principal
------------------------------------------------------    Financial and Accounting Officer)
                   ERNST A. HABERLI
          /s/                                           Director
------------------------------------------------------
                  BARBARA L. BOWLES
          /s/     WILLIAM T. BURGIN                     Director
------------------------------------------------------
                  WILLIAM T. BURGIN
          /s/      JAMES L. BURKE                       Director
------------------------------------------------------
                  DR. JAMES L. BURKE
         /s/     WORLEY H. CLARK, JR.                   Director
------------------------------------------------------
                 WORLEY H. CLARK, JR.

          /s/     WILLIAM T. COMFORT, JR.               Director
------------------------------------------------------
                  WILLIAM T. COMFORT, JR.
          /s/      GARY P. COUGHLAN                     Director
------------------------------------------------------
                  GARY P. COUGHLAN
          /s/     WILLIAM V. DANIEL                     Director
------------------------------------------------------
                  WILLIAM V. DANIEL
         /s/                                            Director
------------------------------------------------------
                  BRUCE C. GOTTWALD
        /s/                                             Director
------------------------------------------------------
                  ROBERT H. NIEHAUS
          /s/     ROBERT M. O'NEIL                      Director
------------------------------------------------------
                  ROBERT M. O'NEIL
          /s/     RICHARD L. SHARP                      Director
------------------------------------------------------
                   RICHARD L. SHARP
         /s/                                            Director
------------------------------------------------------
                   FRANK V. SICA
        /s/                                             Director
------------------------------------------------------
                ANNE MARIE WHITTEMORE

                                 EXHIBIT INDEX

EXHIBIT NO.   EXHIBIT
-----------   ---------------------------------------------------------------------------------------------------------------
         *1   Form of Underwriting Agreement.
        4.1   Articles of Incorporation of the Company, as amended. (Incorporated by reference to Exhibits 3(a) through 3(d)
              to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1997.)
        4.2   By-laws of the Registrant, as amended. (Incorporated by reference to Exhibit 3(e) to the Registrant's Quarterly
              Report on Form 10-Q for the quarter ended September 28, 1997.)
        4.3   Amended and Restated Rights Agreement. (Incorporated by reference to Exhibits 2 and 3, respectively, to the
              Registrant's filing of Amendment 1 dated July 28, 1992, to its Registration Statement on Form 8-A dated March
              3, 1989.)
        5.1   Opinion of McGuire, Woods, Battle & Boothe LLP.
       23.1   Consent of McGuire, Woods, Battle & Boothe LLP. (Included in Exhibit 5.1)
       23.2   Consent of Coopers & Lybrand L.L.P.
       23.3   Consent of Arthur Andersen LLP.
       24.1   Power of Attorney. (Included on signature page.)


---------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-3, as amended (333-45519).